Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT the (“Agreement”) dated for reference September 1, 2011.

BETWEEN:

AMERICAN LITHIUM MINERALS, INC.
130 King Street West, Suite 3670
Toronto, ON M5X 1A9

(the “Debtor”)

AND:

LOOK BACK INVESTMENTS, INC.
Calle Eusebio A. Morales, Suite 1-A, #5
El Cangrejo, Panama City, Panama

(the “Lender”)

WHEREAS:

(A) Pursuant to a letter of agreement dated for reference August 9, 2011, (as the same may be amended, supplemented, extended, renewed, restated, replaced or superseded from time to time, the “Letter of Agreement”) between the Debtor and BG Capital Group Ltd., and the Private Placement Subscription Agreement (the “Subscription Agreement”) between the Debtor and Lender, the Lender has purchased from the Debtor a convertible debenture (the “Debenture”) in the aggregate principal amount of US $500,000 (the “Debt”);

(B) Pursuant to the Letter of Agreement and the Subscription Agreement, Debtor has agreed to provide a security agreement securing the Debt.

NOW THEREFORE for valuable consideration (the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto), the Debtor hereby jointly and severally agrees in favour of the Lender as follows:

1.	CONSIDERATION

1.1 For valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the Debtor enters into this Agreement with the Lender.

2.	DEFINED TERMS

2.1 Capitalized terms used herein without express definition shall, unless something in the subject matter or context is inconsistent therewith, have the same meanings as are ascribed to such terms in the Security Documents.

3.	OBLIGATIONS

3.1 This Agreement and the Security Interests hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Lender from the Debtor or from any other person whomsoever and shall be general and continuing security for the payment and performance of all obligations, indebtedness and liability of Debtor to the Lender, present and future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and arising under or relating to the Letter of Agreement, the Subscription Agreement and any of the other security provided thereunder (collectively the “Security Documents”), including without limitation, all unpaid principal, all accrued and unpaid interest, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of the Debtor to the Lender (all of which obligations, indebtedness and liability are hereinafter collectively called the “Obligations”).

4.	CREATION OF SECURITY INTERESTS

4.1 As general and continuing security for the payment and performance of the Obligations, the Debtor hereby grants to the Lender as and by way of a fixed and specific mortgage and charge, a security interest in, and mortgages, charges, transfers and assigns by way of security, all of such Debtor’s right, title, and interest in and to the Debtor’s Borate Hills Property described in Schedule “A” hereto including all easements, rights-of-way, privileges, benefits, licences, improvements, and rights whether connected therewith or appurtenant thereto or separately owned or held, including all structures, plant, and other fixtures thereon (the “Property” and the “Security Interest” respectively). Lender’s Security Interest in and to the Property shall be subject and subordinate to (i) all rights and interest of Japan Oil, Gas and Metals National Corporation (“JOGMEC”) in and to the Property as created and held by JOGMEC pursuant to the Memorandum of Agreement (the “JOGMEC Agreement”) on the North and South Borate Hills Project, Nevada, U.S.A. dated June 10, 2010 between the Debtor and JOGMEC attached hereto as Schedule “B”, and (ii) all rights and interest of Robert Craig, Barbara Anne Craig and Elizabeth Dickman (individually and collectively the “Sellers”) in and to the Property as created and held by the Sellers pursuant to the Property Acquisition Agreement (the “Acquisition Agreement”) among the Sellers and the Debtor dated January 11, 2010 attached hereto as Schedule “C”.

4.2 The Property and all of the rights, title and interests of the Debtor, including any proceeds (the “Proceeds”)derived from the sale or disposition thereofpurported to be made subject to the Security Interests, is herein called the “Collateral”.

5.	ATTACHMENT

5.1	The Debtor acknowledges that:

(a) value has been given;

(b) it has (or in the case of any after-acquired property, will have at the time of acquisition) rights in the Collateral; and

(c) the parties have not agreed to postpone the time for attachment of the Security Interests.

6.	EXCEPTIONS

6.1 The last day of the term of any lease, sublease or agreement therefor is specifically excepted from the Security Interests, but the Debtor will stand possessed of such last day in trust to assign and dispose of as the Lender shall direct.

6.2 The Security Interests shall not render the Lender liable to observe or perform any term or covenant or condition of any agreement, document or instrument to which the Debtor is a party or by which it is bound. In addition, the Security Interests do not and shall not extend to, and the Collateral shall not include, any agreement, right, franchise, licence or permit (the “Contractual Rights”) to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the Security Interests herein would constitute a breach of the terms of or permit any person to terminate the Contractual Rights, but the Debtor shall hold its interest therein in trust for the Lender and shall assign such Contractual Rights to the Lender forthwith upon obtaining the consent of all other parties thereto. The Debtor agrees that it shall, if required by the Lender, use commercially reasonable efforts to obtain any consent required to permit any Contractual Rights to be subject to the Security Interests herein.

6.3 All consumer goods of the Debtor are excepted from the Security Interests.

7.	REPRESENTATIONS OF DEBTOR

7.1 The Debtor represents and warrants that:

(a) this Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) of such Debtor, and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Agreement and the performance of the obligations of such Debtor hereunder legal, valid and binding;

(b) it lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only the permitted encumbrances set out in Schedule “D” attached hereto (the “Permitted Encumbrances”), and has good right and lawful authority to grant the Security Interests hereunder, free and clear of all encumbrances other than the Permitted Encumbrances and the encumbrances created by the JOGMEC Agreement or by the Acquisition Agreement;

(c) the Debtor is a corporation duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation;

(d) this Agreement has been duly authorized, executed and delivered by the Debtor and constitutes a legal, valid and binding obligation of the Debtor enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought; and

(e) the execution and delivery of this Agreement and the performance by the Debtor of its obligations hereunder do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), or result in a right of termination, modification or acceleration under, or require any consent, approval or notice under, under, (i) any law applicable to the Debtor; (ii) the articles or by-laws of the Debtor; (iii) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Debtor is a party or by which it is bound; or (iv) any judgment, decree or order binding on the Debtor or the property or assets of the Debtor.”

8.	COVENANTS OF DEBTOR

8.1 The Debtor covenants and agrees with the Lender:

(a) not to change its name, its principal place of business, its chief executive office without giving 30 days’ prior written notice thereof to the Lender;

(b) not to sell, exchange, transfer, assign, lease or otherwise dispose of or deal in any way with the Collateral or surrender or abandon possession of Collateral or transfer the Collateral, or enter into any agreement or undertaking to do any of the foregoing except as may be permitted in the Security Documents;

(c) not to create or permit to exist any encumbrance against any of the Collateral except the Security Interests created by this Agreement and other Permitted Encumbrances;

(d) to defend the title to the Collateral for the benefit of the Lender against all claims and demands;

(e) to promptly pay when due all taxes, assessments, rates, levies, payroll deductions, workers’ compensation assessments, and any other charges which could result in the creation of a statutory lien or deemed trust in respect of the Collateral;

(f) to do, make, execute and deliver such further and other assignments, transfers, deeds, security agreements and other documents as may be required by the Lender to establish in favour of the Lender and perfect the Security Interests intended to be created hereby and to accomplish the intention of this Agreement;

(g) to pay all expenses, including reasonable solicitors’ fees and disbursements, receivers’ fees and disbursements, and accounting fees and disbursements incurred by or on behalf of the Lender, its lenders or any receiver, as hereinafter defined, in connection with inspecting the Collateral, investigating title to the Collateral, the preparation, perfection, preservation, and enforcement of this Agreement, including taking, recovering and keeping possession of the Collateral and all expenses incurred by or on behalf of the Lender or such lenders or any Receiver in dealing with other creditors of the Debtor in connection with the establishment and confirmation of the priority of the Security Interests, all of which expenses shall be payable forthwith upon demand with interest at the rate specified in the Security Documents and shall form part of the Obligations;

(h) to observe and perform all of its obligations under or in connection with any other security agreement creating a security interest over the Collateral or any part thereof;

(i) notify the Lender promptly of:

(i) any change in the information contained herein relating to the Debtor, its address, its business, or the Collateral;

(ii) the details of any material acquisition of the Collateral;

(iii) any material loss of or damage to the Collateral;

(j) hold all Proceeds that are monies collected or received by the Debtor in trust for the Lender to be forthwith paid to the Lender, provided that the Lender shall not exercise its right under this section 8.1(j), and the Debtor’'s trust obligations under this Section 8.1(j) need not be complied with, unless such Proceeds arise from a disposition of Collateral which is not permitted hereunder or unless and until the security hereby constituted is then enforceable;

(k) deliver to the Lender from time to time promptly upon request:

(l) any documents of title constituting, representing or relating to Collateral;

(m) all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

(n) all policies and certificates of insurance relating to the Collateral, if any; and

(o) such information concerning the Collateral as the Lender may reasonably require.

9.	CONTROL OF PROPERTY

9.1 Subject to any prohibitions contained in the JOGMEC Agreement or the Acquisition Agreement, the Debtor shall from time to time forthwith upon the request of the Lender take such actions and steps, including without limitation, procuring such control agreements in favour of the Lender or its nominee, as may hereafter become reasonably appropriate to grant control of, or otherwise perfect a security interest in, the Property in favour of the Lender or its nominee.

10.	EVENTS OF DEFAULT

10.1 The Debtor will be in default under this Agreement upon the occurrence of any of the following events(each, an “Event of Default”):

(a) Performance of the Obligations - The Debtor defaults in the payment, observance or performance of any of the Obligations if it fails to remedy any default within fifteen (15) business days of notice of default;

(b) Misrepresentation - Any representation, warranty or statement made by the Debtor in this Agreement or in the Security Documents, or by the Debtor or any director, officer or employee thereof in any certificate, declaration, application, commitment letter or other instrument delivered by or on behalf of the Debtor in connection with this Agreement or the Security Documents, any of the Obligations or the Collateral proves at any time to have been materially incorrect as of the date made;

(c) Breach of Agreement - The Debtor breaches any term, provision, warranty, representation or covenant under this Agreement or any other agreement between the Debtor and the Lender, all as in effect or as hereafter entered into or amended fails to remedy such breach within fifteen (15) days of notice of default;

(d) Bankruptcy, Insolvency - The Debtor becomes bankrupt or insolvent or makes an assignment for the benefit of, a proposal to, or an arrangement with its creditors, or any action is taken or proceeding instituted whether by the Debtor or any other person whereby the Debtor may be dissolved, wound up, reorganized, or declared bankrupt or insolvent;

(e) Receiver-Manager - A receiver or receiver-manager is appointed in respect of the Debtor or any part of the Collateral;

(f) Execution, Etc. - Any execution, sequestration, extent or any other process of any kind is levied or enforced upon or against the Collateral or any part thereof and remains unsatisfied for a period of 10 days;

(g) Charge Against Collateral - Any encumbrance affecting the Collateral becomes enforceable against the Collateral or any part thereof;

(h) Creation of Encumbrances - The Debtor, without the prior written consent of the Lender, creates or permits to exist against the Collateral, any encumbrance other than a Permitted Encumbrance;

(i) Cease to Carry on Business - the Debtor ceases or threatens to cease to carry on business;

(j) Unpaid Amounts – the Debtor permits any sum which has been admitted as due and payable by it, or whoch is not disputed to be due and payable by it, to remain unpaid for ninety (90) days after legal proceedings have been taken to compel payment thereof;

(k) Revocation of Charter – the Debtor receives notice pursuant to Section 78.175 of the Nevada Revised Statutes the Charter of the Debtor is revoked and its rights to transact business is forfeited;

(l) Default in or under Other Obligations - the Debtor defaults in or under any obligation or agreement, other than the Security Documents, which requires payment by the Debtor of any amount in excess of Two Hundred and Fifty Thousand Dollars in the lawful money of the United States (US$250,000); or

11.	CRYSTALLIZATION OF FLOATING CHARGE

11.1 The floating charge created by this Agreement over the Property shall become a fixed charge thereon upon the earliest of:

(a) the occurrence of an Event of Default;

(b) the Lender taking any action pursuant to Section 12.1 to enforce and realize on the Security Interests created by this Agreement; or

(c) the occurrence of any other event which by operation of law would result in the floating charge becoming a fixed charge on the Property.

12.	ENFORCEMENT AND REMEDIES

12.1 Upon the occurrence and during the continuance of an Event of Default, the Obligations shall, at the option of the Lender, be immediately due and payable and the Security Interests granted hereby shall, at the option of the Lender, become immediately enforceable. Upon the Security Interests becoming enforceable, the Lender shall have the following rights and remedies in addition to any other rights and remedies available at law or in equity or contained in the documents evidencing or agreements comprising the Obligations or any other agreement between the Debtor and the Lender, all of which remedies shall be independent and cumulative:

(a) possession of Collateral by any method permitted by law;

(b) the sale or lease of Collateral;

(c) the collection of any rents, income, and profits received in connection with the business of the Debtor or the Collateral;

(d) the collection, realization, sale or other dealing with any Accounts of the Debtor;

(e) the appointment by instrument in writing of a receiver or a receiver-manager (each of which is herein called a “Receiver”) of the Collateral;

(f) the exercise by the Lender of any of the powers set out in this Section 12.1, without the appointment of a Receiver;

(g) institute proceedings in any court of competent jurisdiction for the appointment of a Receiver or for the sale of the Collateral; and

(h) the filing of proofs of claim and other documents in order to have the claims of the Lender lodged in any bankruptcy, winding-up, or other judicial proceeding relating to the Debtor. “

12.2 Receiver as Secured Party—The Receiver shall be deemed to be the agent of the Debtor for the purpose of establishing liability for the acts or omissions of the Receiver and the Lender shall not be liable for such acts or omissions and, without restricting the generality of the foregoing, the Debtor hereby irrevocably authorizes the Lender to give instructions to the Receiver relating to the performance of its duties as set out herein.

12.3 Expenses of Enforcement—The Debtor shall pay to the Receiver the remuneration of the Receiver and all reasonable costs and expenses (including, without limitation, reasonable legal fees and disbursements on a solicitor and his own client basis) incurred by the Receiver pursuant to its appointment and the exercise of its powers hereunder, and shall pay to the Lender and the Receiver as required all amounts of money (including interest thereon) borrowed or advanced by either of them pursuant to the powers set out herein, and the obligations of the Debtor to the Lender and the Receiver pursuant to this Section 12 shall be payable on demand and shall bear interest at an annual rate equal to the highest rate specified in the documents evidencing or agreements comprising the Obligations, which interest shall he calculated and compounded monthly and payable on demand.

12.4 Restriction on Debtor—Upon the Lender taking possession of the Collateral or the appointment of a Receiver, all the powers, functions, rights and privileges of the Debtor or any officer, director, servant or Secured Party of the Debtor with respect to the Collateral shall, to the extent permitted by law, be suspended unless specifically continued by the written consent of the Lender.

12.5 Care by the Lender—The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in the Lender's possession if it takes such action for that purpose as the Debtor requests in writing, but failure of the Lender to comply with any such request shall not be deemed to be (or to be evidence of) a failure to exercise reasonable care, unless any such failure to comply constitutes gross negligence or willful misconduct, and no failure of the Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Debtor, shall he deemed a failure to exercise reasonable care in the custody or preservation of such Collateral, unless any such failure or act constitutes gross negligence or willful misconduct.

13.	POWER OF ATTORNEY

13.1 The Debtor hereby irrevocably constitutes and appoints any officer for the time being of the Lender to be, upon the occurrence and during the continuance of an Event of Default, the true and lawful attorney of the Debtor, with full power of substitution, to do, make and execute all such statements, assignments, documents, acts, matters of things with the right to use the name of the Debtor whenever and wherever the officer may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Agreement.

14.	PERFORMANCE OF OBLIGATIONS

14.1 If the Debtor fails to perform any of its obligations hereunder, the Lender may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Lender hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements incurred in connection therewith shall be payable by the Debtor to the Lender forthwith upon demand with interest at the highest rate specified in the documents evidencing or agreements comprising the Obligations.

15.	FAILURE TO EXERCISE REMEDIES

15.1 The Lender shall not be liable for any delay or failure to enforce any remedies available to it or to institute any proceedings for such purposes. The Lender may waive any Event of Default, provided that no such waiver shall be binding upon the Lender unless in writing nor shall it affect the rights of the Lender in connection with any other or subsequent Event of Default.

16.	APPLICATION OF PAYMENTS

16.1 All payments made in respect of the Obligations and all monies received by the Lender or any Receiver appointed by the Lender in respect of the enforcement of the Security Interests (including the receipt of any Money) may be held as security for the Obligations or applied in such manner as may be determined in the discretion of the Lender and the Lender may at any time apply or change any such appropriation of such payments or monies to such part or parts of the Obligations as the Lender may determine in its discretion. The Debtor shall remain liable to the Lender for any deficiency and any surplus funds realized after the satisfaction of all Obligations shall be paid in accordance with applicable law.

17.	DEALINGS BY LENDER

17.1 The Lender may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, and otherwise deal with the Collateral, the Debtor, debtors of the Debtor, sureties of the Debtor, and others as the Lender may see fit, without prejudice to the Obligations and the rights of the Lender to hold and realize upon the Security Interests. The Lender has no obligation to preserve rights against other persons in respect of any Collateral.

18.	NOTICE

18.1 Any notice required or permitted to be given under this Agreement will be in writing and will be effectively given if delivered to the applicable address set forth herein and if delivered in the manner provided from time to time pursuant to the Security Documents. Any communications so given will be deemed to have been given and to have been received as provided in the Loan Agreement.

19.	SEPARATE SECURITY

19.1 This Agreement and the Security Interests are in addition to and not in substitution for any other security hereafter held by the Lender in respect of the Debtor, the Obligations or the Collateral.

20.	LENDER NOT OBLIGED TO ADVANCE

20.1 Nothing in this Agreement shall obligate the Lender to make any loan or accommodation to the Debtor or any other person, or extend the time for payment or satisfaction of any Obligations.

21.	SEVERABILITY

21.1 If any provision of this Agreement is be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

22.	TIME OF ESSENCE

22.1	Time is of the essence of this Agreement.

23.	GRAMMATICAL CHANGES

23.1 This Agreement is to be read as if all changes in grammar, number and gender rendered necessary by the context had been made, specifically including a reference to a person as a corporation and vice-versa.

24.	INCLUDING

24.1 The word “including”, when following any word or words is not to be construed as limiting the preceding word or words but the preceding word or words are to be construed as referring to all items or matters that could fall within the broadest possible interpretation of the preceding word or words.

25.	AGREEMENT UNCONDITIONAL

25.1 There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Lender and the Debtor relating to the subject matter hereof except as expressly set forth herein or in the Loan Agreement and possession of an executed copy of this Agreement by the Lender constitutes conclusive evidence that it was executed and delivered by the Debtor free of all conditions.

26.	GOVERNING LAW; ATTORNMENT

26.1 This Agreement will be governed by and construed in accordance with the laws of the State of Nevada. Without prejudice to the ability of the Lender to enforce this Agreement in any other proper jurisdiction, the Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the State of Nevada. To the extent permitted by applicable law, the

Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of the State of Nevada.

27.	SUCCESSORS AND ASSIGNS

27.1 This Agreement and the Obligations may be assigned in whole or in part by the Lender to any person, firm or corporation without notice to or the consent of the Debtor. This Agreement may not be assigned by the Debtor without the prior written consent of the Lender. This Agreement is binding upon the parties hereto, and their respective heirs, executors, administrators, legal personal representatives, successors and permitted assigns; “successors” includes any corporation resulting from the amalgamation of any corporation with another corporation.

28.	COPY OF AGREEMENT

28.1	The Debtor acknowledges receipt of an executed copy of this Agreement.

29.	ENTIRE AGREEMENT

29.1 This Agreement has been entered into pursuant to the provisions of the Security Documents and is subject to all the terms and conditions thereof and, if there is any conflict or inconsistency between the provisions of this Agreement and the provisions of the Security Documents, the rights and obligations of the parties will be governed by the provisions of the Security Documents.

30.	COUNTERPARTS

30.1 This Agreement may be signed in as many counterparts as may be necessary, each of which so signed will be deemed to be an original (and each signed copy sent by PDF, facsimile or other electronic transmission will be deemed to be an original), and such counterparts together will constitute one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the date first above written. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

31.	FURTHER ASSURANCES

31.1 The Debtor will, from time to time at the request of the Lender, make and do all such acts and things and execute and deliver all such instruments, agreements and documents as the Lender shall reasonably request by notice in writing given to the Debtor in order to create, preserve, perfect, validate or otherwise protect the Security Interests, to enable the Lender to exercise and enforce any of its rights and remedies hereunder and generally to carry out the provisions and purposes of this Agreement.

32.	TERMINATION

32.1 This Agreement may be terminated by written agreement made between the Debtor and the Lender at any time when all of the Obligations have been fully paid or satisfied and all commitments or other obligations of the Lender to advance monies or make credit facilities available under the Security Documents have been terminated or cancelled and the Debtor is entitled to obtain the release of the Collateral or any part thereof from the Security Interests granted hereunder. Upon and notwithstanding termination of this Agreement in accordance with the provisions of this Section 32.1, the Lender shall, at the request and expense of the Debtor, make and do all such acts and things and execute and deliver all such instruments, agreements and documents as the Debtor shall consider reasonably necessary or desirable to discharge the Security Interests, to release and discharge the Collateral therefrom and to record such release and discharge in all appropriate offices of public record.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Debtor as of the date first above written.

AMERICAN LITHIUM MINERALS, INC.

Per:	/s/ Hugh Aird
Name: Hugh Aird
Title: Chief Executive Officer, Chief Financial Officer, Secretary and Chairman

LOOK BACK INVESTMENTS, INC.

Per:
Name:
Title:

Signature page - General Security Agreement

SCHEDULE “A”
DESCRIPTION OF PROPERTY

SCHEDULE “B”
JOGMEC AGREEMENT

SCHEDULE “C”
ACQUISITION AGREEMENT

SCHEDULE “D”
PERMITTED ENCUMBRANCES

“Permitted Encumbrances” means any of the following:

a)

liens for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which a Debtor is contesting in good faith and in respect of which such Debtor has set aside, on its books, reserves considered by the Lender and Lenders as adequate therefor;

b)	undetermined or inchoate liens and charges incidental to current operations which have not been filed against a Debtor or which relate to obligations not due or delinquent;

c)	easements, rights-of-way or similar rights in real property that do not materially impair the usefulness, in the business of a Debtor, of the real property subject thereto;

d)

the right reserved to or vested in any governmental or public authority by any lease, licence, franchise, grant, permit or statutory provision to terminate any lease, licence, franchise, grant or permit, or to require annual or other period payments as a condition of the continuance thereof;

e)

the encumbrance resulting from the deposit of cash or obligations as security when a Debtor is required to do so by governmental or other public authority or by normal business practice in connection with contracts, licences or tenders or similar matters in the ordinary course of business and the purpose of carrying on the same or to secure workers’ compensation, surety or appeal bonds or to secure costs of litigation when required by law; and

f)	security given to any public utility or any governmental or other public authority when required in connection with the operations of a Debtor.